CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Amazon Biotech, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 2005 included in the Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended July 31, 2005 and to all references to our Firm included in this Registration Statement.


/s/ Meyler & Company LLC

Meyler & Company, LLC
Middletown, New Jersey
March 17, 2006